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625 Fourth Avenue South
Minneapolis, Minnesota  55415
(612) 340-7005
Fax:  (612) 340-7062

[logo] LUTHERAN
       BROTHERHOOD                                            EXHIBIT 11

       John C. Bjork
       Counsel
       Law Division

April 26, 2001


Lutheran Brotherhood
625 Fourth Avenue South
Minneapolis, MN   55415

Ladies and Gentlemen:

I consent to the use of my name under the heading "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 13 to the registration statement, on Form S-6, File No. 33-72386, to be filed with the Securities and Exchange Commission.

Very truly yours,



/s/ John C. Bjork
John C. Bjork

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